Exhibit 99.1

American Securities to Acquire 57% of
Blue Bird Corporation from Cerberus

FORT VALLEY, GEORGIA - May 27, 2016 - Blue Bird Corporation (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today that an affiliate of American Securities LLC has agreed to purchase from Traxis Group B.V (Traxis), an affiliate of Cerberus Capital Management, L.P. (Cerberus), its entire equity stake in Blue Bird, which equals 12 million shares of common stock or approximately 57% of Blue Bird’s outstanding shares of common stock. Following the completion of the transaction, American Securities will become the controlling shareholder of Blue Bird.

The transaction will be executed in two tranches. The first tranche, which is expected to close on or around June 3, 2016, will include seven million shares at a price of $10.10 per share. The second tranche, which is expected to close promptly after Blue Bird’s credit agreement is amended, will include five million shares at a price of $11.00 per share. Each closing is subject to certain conditions precedent, including certain changes to the composition of the Board of Directors and, in the case of the second closing, an amendment to Blue Bird’s credit agreement relating to the transaction.

“We are extremely pleased to partner with Phil Horlock and the Blue Bird management team,” said Kevin Penn, a Managing Director of American Securities. “We have admired Blue Bird’s focus on operational execution, growth and profitability for some time and we think the company is well-situated to build upon its current market position. Blue Bird is a company with an iconic brand and quality workforce that is truly a leader in the school bus business. We believe it is a great long-term investment and are excited about the next chapter of growth together.”

“Cerberus is proud to have contributed to Blue Bird’s strong turnaround since we initially acquired it in 2006,” said Dev Kapadia, Managing Director of Cerberus. “Blue Bird has been a terrific investment for Cerberus with EBITDA improving from a loss-making level at the time of acquisition in 2006 to a projected $72-$75 million for 2016. Under the present management team, we have seen Blue Bird bus sales grow from 6,525 units in 2011 to a projected 10,800-11,000 units this year. This increase results in substantial top-line revenue growth of at least 70% over the same period, from $566 million to a projected $960-980 million in 2016. American Securities will be a great partner for Blue Bird going forward as it continues to grow its business.”

“We are happy to see a firm like American Securities take a major ownership position in Blue Bird,” said Phil Horlock, Blue Bird President and CEO. “They have an outstanding reputation in the marketplace and we welcome them as a new Blue Bird shareholder. I would also like to thank Cerberus for their support of Blue Bird over the years, and particularly recognize our Chairman since 2009, Chan Galbato, for his contributions. Cerberus was instrumental in helping us transform the business and drive significant improvement in sales and profitability. Blue Bird will continue to deliver innovative, efficient, high-quality products that customers want and value. We look forward to maintaining our growth momentum as we build, sell and service the world’s finest school bus.”

Blue Bird is a party to the purchase and sale agreement, and certain registration rights currently held by Traxis will be transferred to the purchaser. In addition, Blue Bird, American Securities and the purchaser have entered into an agreement with respect to certain governance matters and activities following consummation of the transactions contemplated by the purchase and sale agreement.

About American Securities

American Securities is a leading U.S. private equity firm with approximately $15 billion under management. Based in New York with an office in Shanghai, American Securities invests in market-leading North American companies with annual revenues generally ranging from $200 million to $2 billion and/or EBITDA of $50 million to $200 million. For more information, please visit http://www.american-securities.com.

About Cerberus Capital Management, L.P.

Cerberus is one of the world’s leading private investment firms. Founded in 1992, Cerberus has excelled at distressed investing since its inception and has built a highly regarded reputation for its focus on deep value.

Cerberus and its affiliates manage approximately $31 billion for many of the world’s most respected investors, including government and private sector pension and retirement funds, charitable foundations and university endowments, insurance companies, family offices, sovereign wealth funds and high net worth individuals. Cerberus directs its global investment strategies from its headquarters in New York City, and draws on the expertise of a network of advisory offices throughout the United States, Europe, and Asia.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact

For American Securities:
Caroline Harris-Gibson or Sam Reinhardt
Prosek Partners
(212) 279-3115 x222 / (212) 279-3115 x244
cgibson@prosek.com

For Cerberus Capital Management:
Caroline Langdale / Andrew Johnson
The Glover Park Group
(646) 495-2700
clangdale@gpg.com / ajohnson@gpg.com

For Blue Bird:
Jeff Merten
Investor Relations & New Business Development
Blue Bird Corporation
(478) 822-2496
Jeff.Merten@blue-bird.com